Exhibit 99.1

NEWS RELEASE
One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.geogroup.com
CR-10-27
THE GEO GROUP REPORTS SECOND QUARTER 2010 RESULTS
•	2Q10 GAAP Earnings from Continuing Operations increased to $17.0 Million-$0.35 EPS
•	2Q10 Pro Forma Earnings from Continuing Operations increased to $18.3 Million-$0.37 EPS
•	Updated Full-Year 2010 Pro Forma EPS Guidance increased to $1.43 to $1.48
•	Issued 3Q10 Pro Forma EPS Guidance of $0.36 to $0.38
•	Issued 4Q10 Pro Forma EPS Guidance of $0.36 to $0.39
Boca Raton, Fla. – August 12, 2010 — The GEO Group (NYSE: GEO) (“GEO”) today reported second quarter 2010 financial results. GEO reported GAAP income from continuing operations for the second quarter 2010 of $17.0 million, or $0.35 per diluted share, compared to GAAP income from continuing operations of $16.5 million, or $0.32 per diluted share for the second quarter of 2009. GEO reported Pro Forma income from continuing operations of $18.3 million, or $0.37 per share, compared to Pro Forma income from continuing operations of $17.1 million, or $0.33 per diluted share for the second quarter of 2009. GEO’s second quarter 2010 pro forma income from continuing operations excludes $2.1 million, pre-tax, in one-time transaction-related expenses related to GEO’s merger with Cornell Companies, Inc., which are included in GEO’s general and administrative expenses.
For the first half of 2010, GEO reported GAAP income from continuing operations of $34.7 million, or $0.69 per diluted share, compared to $31.6 million, or $0.61 per diluted share for the first half of 2009. Pro forma income from continuing operations for the first half of 2010 increased to $36.0 million, or $0.71 per diluted share, from pro forma income from continuing operations of $32.9 million, or $0.64 per diluted share for the first half of 2009.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our strong second quarter earnings results and our outlook for the second half of 2010. Our financial performance continues to be driven by sound operational results from our diversified business units of U.S. Corrections, GEO Care and International Services. Our merger with Cornell Companies represents a compelling strategic fit for GEO as it better positions us to meet the increasing demand for correctional, detention and residential treatment facilities and services. We continue to be optimistic about the long term trends and growth prospects in our industry, which we feel our company is very well positioned to pursue following this transformational merger.”
Pro forma income from continuing operations excludes start-up/transition expenses, and other items as set forth in the table below, which presents a reconciliation of pro forma income from continuing operations to GAAP income from continuing operations for the second quarter and the first half of 2010 and 2009. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines pro forma income from continuing operations.
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Contact:	Pablo E. Paez	(866) 301 4436
Director, Corporate Relations

NEWS RELEASE
Table 1. Reconciliation of Pro Forma Income from Continuing Operations to GAAP Income from Continuing Operations

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
(In thousands except per share data)	4-Jul-10	28-Jun-09	4-Jul-10	28-Jun-09
Income from continuing operations	$17,017	$16,491	$34,689	$31,562
Start-up/transition expenses, net of tax	—	371	—	1,074
International bid and proposal expenses, net of tax	—	229	—	306
Cornell Merger-related expenses, net of tax	1,313	—	1,313	—

Pro forma income from continuing operations	$18,330	$17,091	$36,002	$32,942

Diluted earnings per share
Income from Continuing Operations	0.35	0.32	$0.69	$0.61
Start-up/transition expenses, net of tax	—	0.01	—	0.02
International bid and proposal expenses, net of tax	—	—	—	0.01
Cornell Merger-related expenses, net of tax	0.02	—	0.02	—

Diluted pro forma earnings per share	$0.37	$0.33	$0.71	$0.64

Weighted average common shares outstanding-diluted	49,314	51,835	50,480	51,784
Business Segment Results
The following table presents a summary of GEO’s segment results for the second quarter and the first half of 2010 and 2009.
Table 2. Business Segment Results

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	4-Jul-10	28-Jun-09	4-Jul-10	28-Jun-09
Revenues
U.S. Corrections	194,888	192,265	387,397	384,034
International Services	44,708	29,870	90,590	55,549
GEO Care	34,166	27,860	68,866	56,463
Construction	6,333	26,384	20,784	39,394

	$280,095	$276,379	$567,637	$535,440

Operating Expenses
U.S. Corrections	140,050	140,272	278,773	281,463
International Services	40,892	27,582	84,546	51,063
GEO Care	29,849	24,745	60,351	49,469
Construction	6,136	26,258	19,639	39,189

	$216,927	$218,857	$443,309	$421,184

Depreciation & Amortization Expense
U.S. Corrections	8,225	8,972	16,176	18,055
International Services	420	330	855	663
GEO Care	829	328	1,681	728
Construction	—	—	—	—

	$9,474	$9,630	$18,712	$19,446

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Contact:	Pablo E. Paez	(866) 301 4436
Director, Corporate Relations

NEWS RELEASE
Table 2. Business Segment Results (Continued)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	4-Jul-10	28-Jun-09	4-Jul-10	28-Jun-09
Compensated Mandays
U.S. Corrections	3,555,491	3,562,116	7,041,353	7,124,082
International Services	617,617	525,161	1,240,795	1,050,322
GEO Care	158,313	133,359	318,257	266,938

	4,331,421	4,220,636	8,600,405	8,441,342

Revenue Producing Beds
U.S. Corrections	40,972	41,658	40,972	41,658
International Services	6,787	5,771	6,787	5,771
GEO Care	1,870	1,516	1,870	1,516

	49,629	48,945	49,629	48,945

Average Occupancy
U.S. Corrections	95.5%	93.8%	94.5%	94.1%
International Services	100.0%	100.0%	100.0%	100.0%
GEO Care	93.0%	96.7%	93.5%	96.7%
	96.0%	94.7%	95.2%	94.9%
U.S. Corrections
For the second quarter of 2010, U.S. Corrections revenue increased by approximately $2.6 million year-over-year, while compensated mandays declined by approximately 6,600 year-over-year. This revenue increase was primarily driven by the activation of 645 expansion beds with higher revenue per compensated manday at two GEO-owned facilities, the Northwest Detention Center in Tacoma, Washington and the Broward Transition Center in Deerfield Beach, Florida, which offset the discontinuation of three managed-only facilities in Texas totaling 1,597 beds with lower revenue per compensated manday: the Fort Worth Community Correctional Facility, the Jefferson County Downtown Jail, and the Newton County Correctional Center.
International Services
For the second quarter of 2010, International Services revenue increased by approximately $14.8 million year-over-year driven by the activation of the Parklea Correctional Centre in Australia; the opening of the Harmondsworth Immigration Removal Centre in the United Kingdom; and positive foreign exchange rate fluctuations.
GEO Care
For the second quarter of 2010, GEO Care revenues increased by approximately $6.3 million year-over-year driven by the activation of the 354-bed Columbia Regional Care Center in South Carolina in the fourth quarter of 2009.
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Contact:	Pablo E. Paez	(866) 301 4436
Director, Corporate Relations

NEWS RELEASE
Adjusted EBITDA
Second quarter 2010 Adjusted EBITDA increased to $45.8 million from $42.3 million in the second quarter of 2009. For the first half of 2010, Adjusted EBITDA increased to $90.1 million from $84.0 million for the first half of 2009. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA. The following table presents a reconciliation from Adjusted EBITDA to GAAP Net income for the second quarter and the first half of 2010 and 2009.
Table 3. Reconciliation from Adjusted EBITDA to GAAP Net Income

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
(In thousands)	4-Jul-10	28-Jun-09	4-Jul-10	28-Jun-09
Net income	$17,017	$16,511	$34,689	$31,216
Interest expense, net	6,961	5,555	13,546	11,669
Income tax provision	10,189	9,690	20,996	18,831
Depreciation and amortization	9,474	9,630	18,712	19,446

EBITDA	$43,641	$41,386	$87,943	$81,162

Adjustments, pre-tax
Discontinued operations, (income) loss	—	(33)	—	562
Start-up/transition expenses	—	604	—	1,751
International bid and proposal expenses	—	373	—	499
Cornell Merger-related expenses	2,144	—	2,144	—

Adjusted EBITDA	$45,785	$42,330	$90,087	$83,974

Adjusted Funds from Operations
Adjusted Funds from Operations (formerly referred to as Adjusted Free Cash Flow) for the second quarter of 2010 decreased to $16.3 million compared to $21.7 million for the second quarter of 2009. For the first half of 2010, Adjusted Funds from Operations decreased to $52.0 million from $52.9 million for the first half of 2009. The decrease in Adjusted Funds from Operations was driven by higher cash income taxes paid during the second quarter of 2010, which was exclusively related to the timing of cash income tax payments.
Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Funds from Operations. The following table presents a reconciliation from Adjusted Funds from Operations to GAAP income from continuing operations for the second quarter and the first half of 2010 and 2009.
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Contact:	Pablo E. Paez	(866) 301 4436
Director, Corporate Relations

NEWS RELEASE
Table 4. Reconciliation of Adjusted Funds from Operations to GAAP Income from Continuing Operations

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
(In thousands)	4-Jul-10	28-Jun-09	4-Jul-10	28-Jun-09
Income from Continuing Operations	$17,017	$16,491	$34,689	$31,562
Depreciation and Amortization	9,474	9,630	18,712	19,446
Income Tax Provision	10,189	9,690	20,996	18,831
Income Taxes Paid	(18,335)	(13,947)	(19,328)	(16,412)
Stock Based Compensation	1,174	1,206	2,366	2,381
Maintenance Capital Expenditures	(3,331)	(1,708)	(6,290)	(3,679)
Equity in Earnings of Affiliates, Net of Income Tax	(1,128)	(859)	(1,718)	(1,503)
Amortization of Debt Costs and Other Non-Cash Interest	1,270	1,151	2,542	2,304

Adjusted Funds from Operations	$16,330	$21,654	$51,969	$52,930

Stock Repurchase Program
On February 22, 2010, GEO’s Board of Directors approved a stock repurchase program of up to $80.0 million of GEO’s common stock effective through March 31, 2011. Through the end of the second quarter 2010, GEO had repurchased approximately 3.9 million shares of its common stock through open-market transactions for approximately $77.3 million. As of August 10, 2010, GEO had approximately 49.0 million basic shares outstanding.
Merger with Cornell Companies, Inc.
On August 12, 2010, GEO and Cornell Companies, Inc. (NYSE:CRN) received shareholder approval and closed their previously announced merger. Following the merger, GEO now manages and/or owns 119 correctional, detention and residential treatment facilities with a total design capacity of approximately 81,000 beds and eight non-residential service centers with a total service capacity of approximately 1,400.
The merger is expected to increase GEO’s total annual revenues by approximately $400 million to approximately $1.5 billion. The merger is also expected to substantially increase GEO’s EBITDA, net income, and adjusted funds from operations on a fully annualized basis. GEO reiterated today its guidance regarding annual cost synergies of $12.0 million-$15.0 million. As previously disclosed, GEO expects the merger to have a neutral impact on its pro forma 2010 earnings per share excluding one-time transaction-related expenses and transitional costs and to become accretive to pro forma earnings in 2011.
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Contact:	Pablo E. Paez	(866) 301 4436
Director, Corporate Relations

NEWS RELEASE
Updated 2010 Financial Guidance
GEO has updated its earnings guidance for 2010. GEO expects full-year 2010 earnings to be in the pro forma range of $1.43 to $1.48 per share, exclusive of $0.07 per share in after-tax start-up/transition expenses. GEO expects 2010 total revenues to be in the range of $1.26 billion to $1.27 billion, including $23.0 million in construction revenues and approximately $155.0 million in revenues from Cornell. GEO’s updated full-year guidance excludes $30 million to $34 million in pre-tax one-time transaction-related expenses and transitional costs related to the merger with Cornell.
For the third quarter 2010, GEO expects total revenues to be in the range of $324 million to $329 million, including approximately $1.5 million in construction revenues and approximately $55.0 million in revenues from Cornell. GEO expects third quarter earnings to be in a pro forma range of $0.36 to $0.38 per share, excluding $0.05 per share in after-tax start-up/transition expenses. GEO’s third quarter guidance excludes $25.0 million to $28.0 million in pre-tax one-time transaction-related expenses and transitional costs related to the merger with Cornell.
For the fourth quarter 2010, GEO expects total revenues to be in the range of $366 million to $371 million with no construction revenues and approximately $100.0 million in revenues from Cornell. GEO expects fourth quarter earnings to be in a pro forma range of $0.36 to $0.39 per share, excluding $0.02 per share in after-tax start-up/transition expenses. GEO’s fourth quarter guidance excludes $3.0 million to $4.0 million in pre-tax one-time transaction-related expenses and transitional costs related to the merger with Cornell.
GEO’s guidance for 2010 does not include any revenue contribution from the potential activation of GEO’s expanded, 1,755-bed North Lake Correctional Facility in Michigan or the company-owned 1,100-bed expansion of the 432-bed Aurora Processing Center in Colorado. Additionally, GEO’s guidance is based on a number of assumptions related to GEO’s business including the continued operation of GEO’s current contracts at projected occupancy levels.
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) on August 13, 2010 to discuss GEO’s second quarter 2010 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-866-543-6411 and the international call-in number is 1-617-213-8900. The participant pass-code for the conference call is 75194354. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until September 13, 2010 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 19891023.
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Contact:	Pablo E. Paez	(866) 301 4436
Director, Corporate Relations

NEWS RELEASE
About The GEO Group, Inc.
The GEO Group, Inc. is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of 119 correctional, detention and residential treatment facilities with a total design capacity of approximately 81,000 beds, including projects under development as well as eight non-residential service centers with a total service capacity of approximately 1,400.
Important Information on GEO’s Non-GAAP Financial Measures
Pro Forma Income From Continuing Operations, Adjusted EBITDA and Adjusted Funds From Operations are non-GAAP financial measures that are presented as supplemental disclosures.
Pro Forma Income From Continuing Operations is defined as income from continuing operations excluding start-up/transition expenses, international bid and proposal expenses and Cornell-merger related expenses, net of tax. GEO believes that Pro Forma Income From Continuing Operations is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Pro Forma Income From Continuing Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.
Adjusted EBITDA is defined as net income before net interest expense, income tax and depreciation and amortization, excluding discontinued operations, start-up/transition expenses, international bid and proposal expenses and Cornell-merger related expenses. GEO believes that Adjusted EBITDA is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted EBITDA to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.
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Contact:	Pablo E. Paez	(866) 301 4436
Director, Corporate Relations

NEWS RELEASE
Adjusted Funds From Operations is defined as income from continuing operations excluding depreciation and amortization, income taxes, stock-based compensation, maintenance capital expenditures, equity in earnings of affiliates and amortization of debt costs and other non-cash interest. GEO believes that Adjusted Funds From Operations is useful to investors as it provides information regarding cash that GEO’s operating business generates before taking into account certain cash and non-cash items that are non-operational or infrequent in nature, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted Funds From Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.
A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included in Tables 1, 3 and 4, respectively.
Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2010 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) the risk that the Cornell business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (4) the risk that the expected increased revenues resulting from the acquisition of Cornell may not be fully realized or may take longer to realize than expected; (5) the risk that the cost synergies from the transaction may not be fully realized or may take longer to realize than expected; (6) any difficulties encountered in maintaining relationships with customers, employees or suppliers as a result of the transaction with Cornell; (7) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (8) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (9) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (10) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (11) GEO’s ability to obtain future financing on acceptable terms; (12) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (13) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.
Second quarter and first half of 2010 financial tables to follow:

Contact:	Pablo E. Paez	(866) 301 4436
Director, Corporate Relations

NEWS RELEASE
THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED
JULY 4, 2010 AND JUNE 28, 2009
(In thousands, except per share data)
(UNAUDITED)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
Revenues	$280,095	$276,379	$567,637	$535,440
Operating expenses	216,927	218,857	443,309	421,184
Depreciation and amortization	9,474	9,630	18,712	19,446
General and administrative expenses	20,655	17,015	38,103	34,251

Operating income	33,039	30,877	67,513	60,559
Interest income	1,486	1,206	2,715	2,296
Interest expense	(8,447)	(6,761)	(16,261)	(13,965)

Income before income taxes, equity in earnings of affiliate and discontinued operations	26,078	25,322	53,967	48,890
Provision for income taxes	10,189	9,690	20,996	18,831
Equity in earnings of affiliate, net of income tax provision of $437, $334, $1,223 and $584	1,128	859	1,718	1,503

Income from continuing operations	17,017	16,491	34,689	31,562
Income (loss) from discontinued operations, net of tax provision (benefit) of $0, $13, $0 and $(216)	—	20	—	(346)

Net income	$17,017	$16,511	$34,689	$31,216

Weighted-average common shares outstanding:
Basic	48,776	50,802	49,743	50,749

Diluted	49,314	51,835	50,480	51,784

Income per common share:
Basic:
Income from continuing operations	$0.35	$0.32	$0.70	$0.62
Income from discontinued operations	—	0.01	—	—

Net income per share-basic	$0.35	$0.33	$0.70	$0.62

Diluted:
Income from continuing operations	$0.35	$0.32	$0.69	$0.61
Loss from discontinued operations	—	—	—	(0.01)

Net income per share-diluted	$0.35	$0.32	$0.69	$0.60

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Contact:	Pablo E. Paez	(866) 301 4436
Director, Corporate Relations

NEWS RELEASE
THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
JULY 4, 2010 AND JANUARY 3, 2010
(In thousands, except share data)

	July 4, 2010	January 3, 2010
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$40,135	$33,856
Restricted cash	13,306	13,313
Accounts receivable, less allowance for doubtful accounts of $475 and $429	174,199	200,756
Deferred income tax asset, net	17,020	17,020
Other current assets	13,509	14,689

Total current assets	258,169	279,634

Restricted Cash	25,507	20,755
Property and Equipment, Net	1,030,558	998,560
Assets Held for Sale	4,348	4,348
Direct Finance Lease Receivable	32,848	37,162
Goodwill	40,089	40,090
Intangible Assets, Net	16,292	17,579
Other Non-Current Assets	48,740	49,690

	$1,456,551	$1,447,818

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$44,901	$51,856
Accrued payroll and related taxes	24,958	25,209
Accrued expenses	77,019	80,759
Current portion of capital lease obligations, long-term debt and non-recourse debt	19,671	19,624

Total current liabilities	166,549	177,448

Deferred Income Tax Liability	7,060	7,060
Other Non-Current Liabilities	31,500	33,142
Capital Lease Obligations	14,087	14,419
Long-Term Debt	523,034	453,860
Non-Recourse Debt	87,415	96,791
Total shareholders’ equity	626,906	665,098

	$1,456,551	$1,447,818

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Contact:	Pablo E. Paez	(866) 301 4436
Director, Corporate Relations